UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
July 27, 2007 (July 24, 2007)
HEARTWARE LIMITED
(Exact name of registrant as specified in its charter)

State of Victoria, Australia (State or other jurisdiction of incorporation)	000-52595 (Commission File No.)	98-0498958 (I.R.S. Employer Identification No.)
Level 57
MLC Centre
19-29 Martin Place
Sydney NSW 2000
Australia
(Address of principal executive offices)
Registrant’s telephone number, including area code:
+61 2 9238 2064
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
SIGNATURES

Item 3.02  Unregistered Sales of Equity Securities
     On July 24, 2007, HeartWare Limited (the “Company”) completed a share purchase plan pursuant to which the Company issued and sold an aggregate of 2,002,933 of its ordinary shares for aggregate proceeds to the Company of approximately A$1.2 million. The ordinary shares were offered to, and purchased by, existing shareholders of the Company resident in Australia and New Zealand only. The Company’s issuance and sale of its ordinary shares under the share purchase plan were exempt from registration pursuant to Regulation S under the Securities Act of 1933, as amended (the “Act”).
     On July 26, 2007, the Company completed an offering of its ordinary shares in a private placement to a group of institutional and sophisticated investors for aggregate proceeds to the Company of approximately A$36 million. The Company’s issuance and sale of its ordinary shares in this private placement were exempt from registration pursuant to Regulation S under the Act with respect to Australian investors, and pursuant to Regulation D under the Act with respect to United States investors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare Limited
Date: July 27, 2007	By:	/s/ David McIntyre
		Name:	David McIntyre
		Title:	Chief Financial Officer